                                   EXHIBIT 23




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (Nos. 333-52622, 333-15215 and 33-71568) of our report dated November 5, 2004 relating to the financial statements and the financial statement schedule of Arrow International, Inc., which appears in this Annual Report on Form 10-K. We also consent to the reference to us under the heading "Selected Financial Data" in this Form 10-K.


PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
November 11, 2004




                                      (77)